EXHIBIT 3.2


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                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF

                             MSW ENERGY HOLDINGS LLC

                           dated as of April 30, 2004

                                      among

                          HIGHSTAR RENEWABLE FUELS LLC,

                              MSW ACQUISITION LLC,

                                       and

                      UNITED AMERICAN ENERGY HOLDINGS CORP.



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                                TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS................................................................................2

         1.1      Defined Terms..................................................................................2

ARTICLE II            ORGANIZATIONAL MATTERS.....................................................................2

         2.1      Formation......................................................................................2

         2.2      Name...........................................................................................2

         2.3      Principal Place of Business....................................................................2

         2.4      Registered Office and Registered Agent.........................................................2

         2.5      Term...........................................................................................2

         2.6      Tax Status.....................................................................................2

ARTICLE III           BUSINESS OF THE COMPANY....................................................................3

         3.1      Business; Powers...............................................................................3

ARTICLE IV            NAMES AND ADDRESSES OF MEMBERS.............................................................3

         4.1      Names and Addresses of Members.................................................................3

ARTICLE V             CONTRIBUTIONS TO THE COMPANY...............................................................3

         5.1      Capital Contributions..........................................................................3

         5.2      Additional Capital Contributions...............................................................3

         5.3      No Withdrawal of Capital.......................................................................4

         5.4      Required Capital Contributions.................................................................4

         5.5      [Intentionally Omitted]........................................................................4

         5.6      Maintenance of Capital Accounts................................................................4

ARTICLE VI            DISTRIBUTIONS..............................................................................5

         6.1      Distributions..................................................................................5

         6.2      Dissolution....................................................................................5

         6.3      Limitation Upon Distributions..................................................................5

         6.4      Amounts Withheld...............................................................................5

         6.5      Tax Distributions..............................................................................6

ARTICLE VII           ALLOCATIONS................................................................................6

         7.1      Profits and Losses.............................................................................6

         7.2      Tax Allocations................................................................................9

         7.3      Section 754 Election..........................................................................10

ARTICLE VIII          MANAGEMENT OF THE COMPANY.................................................................10

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         8.1      Management....................................................................................10

         8.2      Services......................................................................................11

         8.3      Liability for Certain Acts....................................................................11

         8.4      [Intentionally Omitted.]......................................................................11

         8.5      Indemnity of Members, Employees and Other Agents..............................................11

         8.6      Compensation..................................................................................12

         8.7      Special Provisions............................................................................12

         8.8      Independent Director..........................................................................14

ARTICLE IX            RIGHTS AND OBLIGATIONS OF MEMBERS.........................................................14

         9.1      Limitation on Liability and Authority.........................................................15

         9.2      No Liability for Company Obligation...........................................................15

         9.3      Priority and Return of Capital................................................................15

ARTICLE X             ACCOUNTING AND TAX MATTERS................................................................15

         10.1     Fiscal Year...................................................................................15

         10.2     Books and Records; Audit......................................................................15

         10.3     Reports.......................................................................................16

         10.4     Tax Returns...................................................................................16

         10.5     Tax Matters Member............................................................................16

         10.6     Bank Accounts.................................................................................17

ARTICLE XI            RESTRICTIONS ON TRANSFER..................................................................17

         11.1     Restrictions on Transfers.....................................................................17

         11.2     Substitute Member.............................................................................17

         11.3     Withdrawal of Members.........................................................................17

ARTICLE XII           DISSOLUTION AND TERMINATION...............................................................17

         12.1     Dissolution...................................................................................17

         12.2     Effect of Dissolution.........................................................................18

         12.3     Winding Up, Liquidation and Distribution of Assets............................................18

         12.4     Certificate of Cancellation...................................................................18

         12.5     Return of Contribution; Nonrecourse Against Other Member......................................19

ARTICLE XIII          REPRESENTATIONS AND WARRANTIES............................................................19

         13.1     Representations and Warranties:...............................................................19

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ARTICLE XIV           MISCELLANEOUS PROVISIONS..................................................................19

         14.1     Notices:......................................................................................19

         14.2     Entire Agreement..............................................................................20

         14.3     Modifications and Waivers.....................................................................20

         14.4     Separable Provisions..........................................................................20

         14.5     Counterparts..................................................................................20

         14.6     Governing Law.................................................................................20

         14.7     Further Assurances............................................................................20

         14.8     Successors and Assigns........................................................................21

         14.9     Third-Party Beneficiaries.....................................................................21

         14.10    No Partnership Intended for Nontax Purposes; Membership Interests
                  not Securities; No Partnership Intended for Bankruptcy Purposes...............................21

         14.11    [Intentionally Omitted].......................................................................21

         14.12    Non-Recourse..................................................................................21

         14.13    Amended and Restated LLC Agreement Superceded.................................................21

         14.14    WAIVER OF JURY TRIAL..........................................................................21


Exhibit A                  Capital Contributions and Ownership Percentages

Exhibit B                  Members Agreement

Exhibit C                  Joinder Agreement

Appendix A                 Definitions


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                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             MSW ENERGY HOLDINGS LLC


         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") OF MSW ENERGY HOLDINGS LLC, a Delaware limited liability company (the "Company"), is made and entered into as of April 30, 2004 (the "Effective Date"), among HIGHSTAR RENEWABLE FUELS LLC, a Delaware limited liability company ("Highstar"), HIGHSTAR RENEWABLE FUELS I LLC, a Delaware limited liability company ("Highstar I"), MSW ACQUISITION LLC, a Delaware limited liability company (formerly known as MSW Acquisition Corp.) ("DLJMB"), and UNITED AMERICAN ENERGY HOLDINGS CORP., a Delaware corporation (the "Managing Member").

                              W I T N E S S E T H:

         WHEREAS, on March 11, 2003, the Company was formed pursuant to a Certificate of Formation filed with the Secretary of State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, and the Members executed and delivered the Limited Liability Company Agreement of the Company;

         WHEREAS, on June 24, 2003 the Members executed and delivered an Amended and Restated Limited Liability Company Agreement (the "Amended and Restated LLC Agreement");

         WHEREAS, on April 29, 2004, pursuant to a Joinder Agreement countersigned by the Company, Highstar transferred to Highstar I a 39.89% Membership Interest resulting in Highstar I becoming a Member of the Company;

         WHEREAS, the Company (i) indirectly through MSW Energy Hudson LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (formerly known as Duke Energy Hudson LLC) ("Hudson"), owns a 49.8% membership interest in Ref-Fuel Holdings LLC, a Delaware limited liability company ("Ref-Fuel Holdings"), and (ii) has agreed, pursuant to the Equity Purchase Agreement dated as of March 19, 2003 (as the same may be amended from time to time, the "Equity Purchase Agreement"), between the Company and Duke Energy Global Markets, Inc., a Nevada corporation ("Duke"), to purchase, directly or indirectly, Duke Energy Erie LLC, a Delaware limited liability company ("Erie"), which in turn owns a 0.2% membership interest in Ref-Fuel Holdings;

         WHEREAS, Ref-Fuel Holdings owns 100% of the outstanding membership interests in American Ref-Fuel Company LLC, a Delaware limited liability company ("ARC Holdings"), which in turn owns, directly or indirectly, (i) all of the general or limited partnership interests in American Ref-Fuel Company of Delaware Valley, L.P., a Delaware limited partnership, American Ref-Fuel Company of Hempstead, a New York general partnership, American Ref-Fuel Company of Essex County, a New Jersey general partnership, American Ref-Fuel Company of Niagara, L.P., a Delaware limited partnership, and American Ref-Fuel Company of Southeastern Connecticut, a Connecticut general partnership, and (ii) 90% of the partnership interests in SEMASS Partnership, a Massachusetts limited partnership (the partnerships referred to in this paragraph are collectively referred to as the "Purchased Project Partnerships");

     WHEREAS, the Purchased Project Partnerships operate six waste-to-energy facilities in the United States; and

         WHEREAS, the Members desire to amend and restated the Amended and Restated LLC Agreement on the terms set forth herein to, among other things, admit the Managing Member as a member of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms.

     (a) For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A.

     (b) The rules of interpretation set forth in Appendix A shall apply to this Agreement and the exhibits hereto.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     2.1 Formation. The Company has been formed as a limited liability company under and pursuant to the provisions of the Act, and the rights, duties, obligations and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

     2.2 Name. The name of the Company is MSW Energy Holdings LLC.

     2.3 Principal Place of Business. The Company may locate its principal place of business at such place or places as the Managing Member may from time to time deem advisable.

     2.4 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its initial registered agent at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its initial registered agent at such address is The Corporation Trust Company. The registered office and registered agent may be changed by the Managing Member from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Delaware pursuant to the Act.

     2.5 Term. The term of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the filing of a Certificate of Cancellation with the Secretary of State of Delaware as provided in Section 12.4.

     2.6 Tax Status. The Members intend that the Company shall be treated as a partnership for federal and state income tax purposes, rather than an association taxable as a corporation, and neither the Members nor the Company shall make any election pursuant to Section 301.7701-3(c) of the Regulations or any similar state statute, regulation, rule or policy to be treated as other than a partnership for federal and state income tax purposes.


                                       2
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                                  ARTICLE III
                             BUSINESS OF THE COMPANY

     3.1 Business; Powers. Subject to all other provisions of this Agreement, including Section 8.7, the purposes of the Company shall be (i) to consummate the Equity Purchase Agreement and own 50% of the outstanding membership interests in Ref-Fuel Holdings (directly or through its Affiliates) (the "Ref-Fuel Holdings Ownership Interest"), (ii) directly or through its Affiliates, to maintain, finance, and/or otherwise operate and deal with its interest in Ref-Fuel Holdings, (iii) directly or through its Affiliates, to acquire, construct, develop, own, maintain, finance and/or otherwise operate other facilities in the United States that utilize municipal solid waste for the production and sale of electricity and ancillary services (together with the facilities currently held by the Purchased Project Partnerships, the "Facilities"), and develop, own and/or operate electric generation facilities at any Facility currently held by any Purchased Project Partnership and in connection therewith, the conduct of any waste collection business, including the ownership of waste transfer stations, together with any businesses ancillary to any of the foregoing, and (iv) directly or through its Affiliates, to sell, exchange, transfer or otherwise dispose of any part of its interest in Ref-Fuel Holdings, the Purchased Project Partnerships and/or the Facilities. The Company's business objective shall be its long-term profitability and growth, as distinct from the related businesses of its Members or their Affiliates. In furtherance of its purposes set forth above, but subject to all other provisions of this Agreement, the Company shall possess and may exercise all the powers and privileges granted by the Act.

                                   ARTICLE IV
                         NAMES AND ADDRESSES OF MEMBERS

     4.1 Names and Addresses of Members. The names and addresses of the Members are set forth on Exhibit A attached hereto and in Section 14.1, as such exhibit and addresses may be amended or changed from time to time. On the date hereof, the Managing Member has been admitted to the Company as the Managing Member hereunder.

     ARTICLE V CONTRIBUTIONS TO THE COMPANY

     5.1 Capital Contributions. The Capital Contributions of the Members as of the Effective Date are as set forth on Exhibit A hereto.

     5.2 Additional Capital Contributions.

     (a) Each Member shall make its proportionate share (determined in accordance with Section 5.2(b)) of such Additional Capital Contributions as the Managing Member shall determine to be necessary (to the extent the Company does not otherwise have funds available therefor) for the Company to pay (A) its annual fees in each jurisdiction in which it is qualified to do business and (B) any corporate maintenance or registered agent fees to any nationally recognized corporate service company or other Person, for each jurisdiction in which the Company is qualified to do business. All Additional Capital Contributions shall be Tendered and made on or before the respective Capital Call Date. All Additional Capital Contributions made by the Members pursuant to this Section 5.2(a) shall be made pro rata based upon their Ownership -------------- Percentages. The Managing Member, in the case of Additional Capital
Contributions pursuant to this Section 5.2(a), shall -------------- give the Members reasonable prior notice of the amount of the Additional Capital Contribution and the Capital Call Date.


                                       3
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     (b) If the  Company  requires  or  otherwise  desires  to raise  additional capital for any purpose other that the purposes set forth in Section 5.2(a), then the Company shall comply with Sections 2.02 and 4.05 of the Members Agreement.

     5.3 No Withdrawal of Capital. Except as specifically provided in this Agreement, no Member shall have the right to withdraw all or any part of its Capital Contributions from the Company, nor shall any Member have any right to demand and receive property other than cash as a return of its Capital Contributions. Except as specifically provided in this Agreement, no Member shall have the right to receive interest on its Capital Contributions or its Capital Account.

     5.4 Required Capital Contributions. No Member shall have any obligation to make any Capital Contributions other than as expressly set forth herein. In particular, subject to Section 9.2, no Member shall have any obligation to restore (to the Company or to any creditor of the Company) any deficit balance in its Capital Account at any time, whether on liquidation or otherwise, and such deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

     5.5 [Intentionally Omitted].

     5.6 Maintenance of Capital Accounts.

     (a) A Capital Account shall be established and maintained for each Member in accordance with this Section 5.6.

     (b) The Capital Account for each Member shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Regulations and the following provisions:

     (i) to such Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and items of income or gain specially allocated hereunder and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

     (ii) to such Member's Capital Account there shall be debited the amount of cash and the Book Value of any other property of the Company distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and items of loss, expense and deduction specially allocated hereunder and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

     (iii) in determining the amount of any liability for purposes of this subsection (b), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

     (c) If all or a portion of any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the portion of the Membership Interest so transferred.

     (d) If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members) are computed in order to comply with the Code and the Regulations, the Managing Member may make such modification if, in the good faith judgment of the Managing Member, it is not likely to have a material adverse effect on the amounts distributable or the timing of distributions to any Member. The Managing Member also shall make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with
Section 1.704-1(b) of the Regulations.


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                                   ARTICLE VI
                                  DISTRIBUTIONS

     6.1 Distributions. Subject to any contractual restrictions binding upon the Company and its Subsidiaries, which restrictions shall not be amended or modified in any manner to be more restrictive upon the Company or its Subsidiaries (and new restrictions shall not be agreed to) without the consent of the Managing Member, Distributable Cash shall be distributed to the Members in the following order of priority, on a monthly basis to the extent practicable, but in no event less frequently than quarterly; provided, however, that all principal, interest and any other amounts outstanding under any Backup Loan (whether or not due) shall be paid out of Distributable Cash prior to the making of any distributions pursuant to this Section 6.1:

     (a)  first,  to the  Members  to the  extent  of  their  respective  Unpaid
Preferred Returns (or in proportion to the amounts so required to be distributed, if the total amount available to be distributed under this Section 6.1(a) is less);

     (b) second, to the Members to the extent of their respective Unpaid Preferred Contributions (or in proportion to the amounts so required to be distributed, if the total amount available to be distributed under this Section 6.1(b) is less); and

     (c) third, to the Members in accordance with their respective Ownership Percentages.

     6.2 Dissolution. Notwithstanding Section 6.1, upon dissolution of the Company as provided in Section 12.1, all distributions occurring after such dissolution shall be made in accordance with Section 12.3.

     6.3 Limitation Upon Distributions. No distributions shall be made to any Member if prohibited by the Act or if such Member shall at the time of such distribution be in material default of its obligations under this Agreement.

     6.4 Amounts Withheld. Notwithstanding anything to the contrary in this Agreement, to the extent that the Company is required pursuant to applicable federal, state, local, or foreign law either to (i) pay tax (including estimated tax) on a Member's allocable share of Profits or items of income or gain, whether or not distributed, or (ii) withhold and pay over to any tax authority any portion of a distribution otherwise distributable to a Member, the Company may pay over such tax or such withheld amount to the relevant tax authority. Any such tax or withheld amount so paid over shall reduce the applicable amount otherwise distributable to such Member under Section 6.1 and/or Section 12.3 and, as necessary, shall offset the next distribution(s) to be made to that Member under Section 6.1 and/or Section 12.3 on a dollar-for-dollar basis and shall be deemed to have been distributed to that Member under Section 6.1 and/or
Section 12.3 when so applied.


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     6.5 Tax Distributions. Subject to any contractual restrictions binding upon the Company and its Subsidiaries, which restrictions shall not be amended or modified in any manner to be more restrictive upon the Company or its Subsidiaries (and new restrictions shall not be agreed to) without the consent of the Managing Member, the Company shall make quarterly distributions to each of the Members in an amount designed to assist such Members in satisfying their
tax  liability   (including,   estimated  income  tax  liability)  arising  from
allocations of income, gain, loss, deduction and credit of the Company for which such an allocation is required (a "Tax Distribution").

     (a) Amount of Distribution. In determining the amount of any Tax Distribution, it shall be assumed that the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of tax liability of the Members for the Fiscal Year in respect of which the Tax Distribution was made and that the Members were subject to tax at the highest marginal effective rate of federal, state and local income tax applicable to a corporation doing business in New York, New York, taking account of any difference in rates applicable to ordinary income and capital gains and any allowable deductions in respect of such state and local taxes in computing such Members' liability for federal income taxes. No account shall be taken of any items of deduction or credit attributable to a Membership Interest that may be carried back or carried forward from any other taxable year.

     (b) Limitations on Tax Distributions. The amount to be distributed to a Member as a Tax Distribution in respect of any Fiscal Year shall be computed as if any distributions made pursuant to Section 6.1 during such Fiscal Year were a Tax Distribution in respect of such Fiscal Year.

     (c) Effect of Tax Distributions. Any Tax Distributions made pursuant to this Section 6.5 shall be considered an advance against the next distribution payable to the applicable Member pursuant to Section 6.1 and shall reduce such distributions.

                                   ARTICLE VII
                                   ALLOCATIONS

     7.1 Profits and Losses.

     (a) Profits. Subject to Section 7.1(c), any Profits of the Company for any Fiscal Year or any other period shall be allocated among the Members as follows:

     (i) first, in inverse order and to the extent of any net prior allocations of Losses under Sections 7.1(b)(ii)-(iv) (after taking into account previous allocations of Profits under this Section 7.1(a)(i));

     (ii) second, to the Members to the extent of their respective Unallocated Preferred Returns (or in proportion to the amounts so required to be allocated, if the total amount available to be allocated under this Section 7.1(a)(ii) is less); and

     (iii) third, to the Members in accordance with their respective Ownership Percentages.

     (b) Losses. Subject to Section 7.1(c), any Losses of the Company for any Fiscal Year or other period shall be allocated among the Members as follows:

     (i) first, in inverse order and to the extent of any net prior allocations of Profits under Section 7.1(a)(ii)-(iii) (after taking into account previous allocations of Losses under this Section 7.1(b)(i)); provided, however, that any allocations of Profits reversed by allocations of Losses under this Section 7.1(b)(i) shall be treated as never having been made for all purposes of this
Article VII;

     (ii) second, to the Members in proportion to the positive balances in their respective Common Capital Accounts until no Member's Common Capital Account balance is greater than zero;

     (iii) third, to the Members in proportion to the positive balances in their respective Capital Accounts until no Member's Capital Account balance is greater than zero; and

     (iv) fourth, to the Members in accordance with their respective Ownership Percentages.

     (c) Special Rules. Notwithstanding the general allocation rules set forth in Sections 7.1(a) and 7.1(b), the following special allocation rules shall apply under the circumstances described:

     (i) Limitation on Loss Allocations. The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have a negative Adjusted Capital Account at the end of such Fiscal Year if any other Member has a positive Adjusted Capital Account balance. All Losses in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated
(1) first, to those Members who will not be subject to this limitation, in the ratio that their Ownership Percentages bear to each other, and (2) second, any remaining amount to the Members in the manner required by the Code and the Regulations.

     (ii) Qualified Income Offset. If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such adjustment, allocation or distribution causes that Member's Adjusted Capital Account to become negative (or increases the negative balance in that Member's Adjusted Capital Account), then such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate the deficit balance in such Member's Adjusted Capital Account as quickly as possible. The preceding sentence is intended to constitute a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

     (iii) Nonrecourse Deductions and Chargebacks. Notwithstanding any other provision of this Agreement to the contrary, nonrecourse deductions (as defined in Section 1.704-2(b)(1) of the Regulations) shall be allocated to the Members pro rata in accordance with their respective Ownership Percentages. Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during a Fiscal Year or part thereof, the Members shall be allocated items of income and gain in accordance with
Section 1.704-2(f) of the Regulations. The preceding sentence is intended to comply with the minimum gain chargeback requirements of Section 1.704-2(f) of the Regulations and shall be interpreted and applied in a manner consistent therewith.


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

     (iv) Member Nonrecourse Deductions and Chargebacks. Notwithstanding any other provision of this Agreement to the contrary, any partner nonrecourse deductions (as defined in Section 1.704-2(i)(1) of the Regulations) shall be allocated to the Member who (in his, her or its capacity, directly or indirectly, as lender, guarantor, or otherwise) bears the economic risk of loss with respect to the loan to which such partner nonrecourse deductions are attributable in accordance with Section 1.704-2(i) of the Regulations. Notwithstanding any other provision of this Agreement, if during a Fiscal Year or part thereof there is a net decrease in partner nonrecourse debt minimum gain (as that term is defined in Section 1.704-2(i)(2) of the Regulations), that decrease shall be charged back among the Members in accordance with Section 1.704-2(i)(4) of the Regulations. The preceding sentence is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

     (v) Curative Allocations. The allocations set forth in Sections 7.1(c)(i) through 7.1(c)(iv) (the "Regulatory Allocations") are intended to comply with certain requirements of Section 704(b) of the Code and the Regulations thereunder. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.1(c)(v). Notwithstanding any other provisions of this Section 7.1(c) (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, subject to Sections 7.1(c)(i) through 7.1(c)(iv), the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

     (vi) Change in Regulations. If the Regulations that require the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

     (vii) Change in Members' Interests. In the event of a transfer of a Membership Interest or a change in a Member's Ownership Percentage during any Fiscal Year, allocations among the Members shall be made in accordance with their Ownership Percentages from time to time during such Fiscal Year in accordance with Section 706 of the Code, using the methodology determined by the Managing Member; provided, however, that in the event of a transfer by Highstar or Highstar I or a change in Highstar's or Highstar I's Ownership Percentage during any Fiscal Year, the methodology used will be mutually agreeable to the Managing Member and Highstar.

     (viii) Terminating Allocations. Notwithstanding the provisions of Sections 7.1(a) and 7.1(b), any Profits or Losses from the disposition (by sale, exchange, distribution, or other disposition) of all or substantially all of the assets of the Company in one or a series of related transactions (and, if necessary, any other items of gross Company income, gain, loss, or deduction incurred in the year of such transaction(s)) shall be allocated to the Members so that, immediately before the making of any liquidating distributions to the Members under Section 12.3, each Member's Capital Account equals, as nearly as possible, the respective amount to which that Member is entitled under Section 12.3(c)(iii).

     (d) Optional Capital Account Restoration Obligation. Notwithstanding any other provision of this Agreement, if an item of loss, deduction, income or gain would be allocated from or to a Member in a manner other than in accordance with the Member's Ownership Percentage as a result of such Member having a negative Adjusted Capital Account balance, such Member shall be entitled, at its sole option, to elect to agree to unconditionally restore a deficit balance (or portion thereof) in its Capital Account by providing written notice of such election to the Company and the other Members such that such Member shall not incur a negative Adjusted Capital Account; provided, however, that such Member may eliminate such deficit restoration obligation (in whole or in part) if, after such elimination, such Member does not then have a negative Adjusted Capital Account by providing written notice thereof to the Company and the other Member. This Section 7.1(d) is intended to meet the requirements of Section 1.704-1(b)(2) of the Regulations such that a Member shall not be denied an allocation of loss or deduction or be allocated income or gain as the result of having a negative Adjusted Capital Account.

     (e) Excess Nonrecourse Liabilities. For purposes of calculating Members' shares of "excess nonrecourse liabilities" of the Company (within the meaning of Section 1.752-3 of the Regulations), the Members intend that they be considered as sharing profits of the Company in proportion to their respective Ownership Percentages.

     7.2 Tax Allocations.

     (a) In General. Except as set forth in Section 7.2(b), allocations for tax purposes of items of income, gain, loss, deduction, and credits, shall be made in the same manner as the applicable allocation of Profit or Loss set forth in
Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, Distributable Cash or other distributions pursuant to any provision of this Agreement.

     (b) Special Rules.

     (i) Section 704(c) and Capital Account Revaluation Allocations. The Members agree that to the full extent possible with respect to the allocation of depreciation and gain for federal (and state and local) income tax purposes only, Section 704(c) of the Code and Section 1.704-3(b) of the Regulations shall apply with respect to noncash property contributed to the Company by any Member. For purposes hereof, any allocation of income, loss, gain or any item thereof to a Member pursuant to Section 704(c) of the Code shall affect only its tax basis in its Membership Interest and shall not affect its Capital Account in the Company. In addition to the foregoing, if Company assets are reflected in the Capital Accounts of the Members at a Book Value that differs from the adjusted tax basis of the assets (e.g., because of a revaluation of the Members' Capital Accounts under Section 1.704-1(b)(2)(iv)(f) of the Regulations), allocations of depreciation, amortization, income, gain or loss with respect to such property shall be made among the Members in a manner consistent with the principles of
Section 704(c) of the Code and this Section 7.2(b)(i).

     (ii) Tax Credits. Any tax credits shall be allocated among the Members in accordance with Section 1.704-1(b)(4)(ii) of the Regulations, unless the applicable Code provision shall otherwise require.

     (c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and shall be bound by this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

     7.3 Section 754 Election. To the extent and at the times provided by law, at the request of a Member which is transferring a Membership Interest, the Managing Member, on behalf of the Company, shall elect in a timely manner pursuant to Section 754 of the Code and pursuant to corresponding provisions of applicable state and local tax laws, to adjust the tax bases of the assets of the Company pursuant to Sections 734 and 743 of the Code.

                                  ARTICLE VIII
                            MANAGEMENT OF THE COMPANY

     8.1 Management.

     (a) Managing Member. Subject to Section 2.07 of the Stockholders Agreement and Section 8.7, and except as otherwise provided herein, the overall management and control of the Company shall be exercised by the Managing Member, who shall have the right, power, and authority, acting solely by itself and without the necessity of approval by any other person, to carry out any and all of the purposes of the Company specified in Section 3.1 and to perform or refrain from performing any and all acts that the Managing Member may deem necessary, appropriate, desirable, or incidental thereto. So long as any Senior Secured Note remains outstanding, the Company shall also have an Independent Director. The Managing Member shall not be required to obtain the consent of or notify the Independent Director with respect to any matter, except with respect to the matters requiring the vote or consent of the Independent Director pursuant to this Agreement. The Company shall not, and shall not have the power or authority and shall not be authorized to, take any action expressly specified herein as requiring the affirmative vote or written consent of the Independent Director absent the currently effective appointment of and affirmative vote or written consent of such Independent Director. No Member (other than the Managing Member) shall participate in the management, control, or direction of the operations, business, or affairs of the Company, be involved in or transact any business for the Company, or have the power to act for or on behalf of or to bind the Company, such powers being vested solely and exclusively in the Managing Member (subject to the Managing Member's right to delegate such powers pursuant to Section 8.1(b)). Solely for purposes of (i) taking any action that requires the approval of the Board of Directors of the Company pursuant to the terms of, and as defined in, the indenture for the Company's 8-1/2% Senior Secured Notes due 2010, or pursuant to any other the Note Document and (ii) the definition of Continuing Directors (as defined in such indenture), the Board of Directors of the Managing Member shall be and hereby is deemed to constitute the Board of Directors of the Company. For purposes of Section 8.7, the Board of Directors of the Company shall be composed of the members of the Board of Directors of the Managing Member and the Independent Director.

     (b) Officers. The Managing Member may (i) elect one or more officers of the Company with such titles as the Managing Member may deem necessary, appropriate, or desirable, and (ii) delegate any or all of its rights, powers, and authority to one or more of such officers as the Managing Member may from time to time determine.

     8.2 Services. Subject to Section 8.7, with the prior written consent of the Managing Member, any other Member or its Affiliates may provide services to the Company at market prices and on market terms, in accordance with the general procedures for approval of contractual obligations of the Company. Entity Services Group, LLC (or any successor thereto) shall be entitled to customary compensation for furnishing an employee to act as the Independent Director.

     8.3 Liability for Certain Acts. Each Member shall act in good faith with respect to the Company and with such care as an ordinary prudent person in a like position would use under similar circumstances. No Member has guaranteed nor shall it have any obligation with respect to the return of a Member's Capital Contributions, and no Member has guaranteed profits from the operation of the Company. No Member shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any Member, except for (i) any loss or damage resulting from intentional misconduct, gross negligence or a knowing violation of law by such Member or its officers, directors, agents or Affiliates or (ii) a transaction for which such Member, or its officers, directors, agents or Affiliates received a personal benefit in violation or breach of the provisions of this LLC Agreement or any other breach or non-compliance by a Member or any of its Affiliates of its obligations hereunder or any provision hereof. In no event shall any Member be liable to the Company or to any other Member for any indirect or consequential damages sustained by the Company or any other Member.

     8.4 [Intentionally Omitted.]

     8.5 Indemnity of Members, Employees and Other Agents.

     (a) To the fullest extent permitted under the Act, the Company shall indemnify the Company's officers and employees, the Managing Member, the other Members and their respective officers, employees, agents and representatives (and the respective officers, directors, employees, agents, members, managers, stockholders and Affiliates of each of the foregoing) (each of the foregoing, an "Indemnitee") in connection with the management of the Company when the same shall be acting within the scope of their authority conferred by the provisions of this Agreement or pursuant to a duly authorized delegation of authority from the Managing Member; provided, however, that no such indemnification shall be available in respect of any loss or damage to the extent that such loss or damage is determined to have been primarily caused by the gross negligence, willful misconduct or bad faith of the Person claiming indemnification or for which a Member is liable to the Company or another Member under Section 5.02 of the Members Agreement or Section 8.3.


     (b) To the extent that an Indemnitee is successful on the merits or otherwise in any Proceeding, such Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all Claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved Claim, issue or matter. For purposes of this Section 8.5(b) and without limitation, the termination of any Claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.

     (c) The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

     8.6 Compensation. No Member shall be entitled to compensation for actions taken on behalf of the Company; provided, however, that the Managing Member or, if so delegated, the Members shall, subject to Section 8.7, be reimbursed for all reasonable and necessary expenses incurred on behalf of the Company.

     8.7 Special Provisions. Notwithstanding any other provision of this LLC Agreement, as long any Senior Secured Note remains outstanding, the following shall apply:

     (a) The purpose for which the Company is organized is limited solely to (i) owning, holding and managing the Duke/UAE Ownership Interest and the capital stock of Finance Co., (ii) entering into and performing, and complying with, its obligations under, in connection with, contemplated by or necessitated by the Note Documents, this LLC Agreement, the Equity Purchase Agreement, the Equity Contribution Agreement, the Essex Side Agreement, and certain other agreements related to the Company Letter of Credit, (iii) selling, exchanging, transferring, and refinancing the Duke/UAE Ownership Interest to the extent contemplated or permitted by the Note Documents, (iv) engaging in any other transaction or business contemplated or permitted by the Note Documents, and (v) transacting any and all lawful business for which a limited liability company may be organized under the laws of the State of Delaware that is incident, necessary and appropriate to accomplish the foregoing.

     (b) The Company has not incurred and will not incur any indebtedness  other
than  (i)  pursuant  to  the  Note  Documents,   and  (ii)  other   indebtedness
contemplated or permitted by the Note Documents.

     (c) The Company shall not voluntarily dissolve or liquidate or engage in any consolidation, merger, conveyance, transfer or sale of assets outside of the ordinary course of its business, except as contemplated or permitted by the Note Documents.

     (d) The Company shall:

     (i) maintain its books and records separate from any other Person;

     (ii) maintain its bank accounts separate from any other Person, except as contemplated or permitted by the Note Documents;

     (iii) not commingle its assets with those of any other Person and shall hold all of its assets in its own name;

     (iv) conduct its business in its own name;

     (v)  maintain  separate  financial  statements,   showing  its  assets  and
liabilities separate and apart from those of any other Person and shall not have its assets listed on the financial statement of any other Person;

     (vi) file its tax returns separate from those of any other Person, unless otherwise required by law;

     (vii) pay its own liabilities and expenses only out of its own funds;

     (viii) observe all limited liability company and other organizational formalities;

     (ix) employ or deal with any Member or any Affiliate, to the extent it chooses to employ or deal with such Person at all, only on a fair and arms' length basis and shall not enter into any transaction with its Members or any Affiliate of any of its Members other than on an arms' length basis, reflecting terms and conditions no less favorable to the Company than those negotiated between unrelated parties, except as (A) contemplated or permitted by the Note
Documents or (B) approved by each of the representatives to the Board of Directors appointed by the disinterested Member(s);

     (x) not enter into or be a party to any transaction with any Member or Affiliate thereof, or, where relevant, such Member's or Affiliate's members, officers, directors, shareholders, or Affiliates, as the case may be, except on terms and conditions which are intrinsically fair and are no less favorable to it than would generally be obtained in a comparable arms' length transaction with an unrelated third party, except as (A) contemplated or permitted by the Note Documents or (B) approved by each of the representatives to the Board of Directors appointed by the disinterested Member(s);

     (xi) pay the salaries of its own employees only from its own funds;

     (xii)   maintain  a  sufficient   number  of  employees  in  light  of  its
contemplated business operations;

     (xiii) not assume, guarantee or become obligated for the debts of any other Person, except as contemplated or permitted by the Note Documents;

     (xiv) not hold out its credit as being available to satisfy the obligations of any other Person, except as contemplated or permitted by the Note Documents;

     (xv) not acquire the obligations or securities of its Affiliates or Members, other than (1) Hudson, Erie and Finance Co. or (2) as contemplated or permitted by the Note Documents;

     (xvi) not make any gifts, loans, or fraudulent conveyances to any other Person or buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities), except as contemplated or permitted by the Note Documents;

     (xvii) allocate fairly any overhead expenses for office space or business facilities or equipment that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate, except as contemplated or permitted by the Note Documents;

     (xviii) use separate stationery, invoices, and checks bearing its own name;

     (xix) not pledge its assets for the benefit of any other Person, other than as contemplated or permitted by the Note Documents;

     (xx) hold itself out as a separate entity;

     (xxi) correct any known misunderstanding regarding its separate identity;

     (xxii) act solely in its own name, through its own officials, agents or representatives where relevant;

     (xxiii) not hold itself out to the public, to any creditors, or to any governmental agency as a "division" or "part" of any entity or entities, or more generally as part of a single integrated enterprise with any other entity; and

     (xxiv) subject to Section 5.2, use its commercially reasonable efforts to maintain adequate capital in light of its contemplated business operations.

     (e) Notwithstanding any other provision of this LLC Agreement to the contrary, and any provision of law that so empowers the Company or the Members, the Company shall not, without the unanimous vote or consent of all of the members to the Board of Directors, which vote must include the Independent Director, institute any Bankruptcy Action.

     (f) There shall be an Independent Director serving on the Board of Directors. Initially, such Independent Director shall be Andrew T. Panccione. Should such initial Independent Director or a successor thereto resign, the Members shall appoint a new Independent Director.

     (g) In the event that there is a dissolution or other event terminating the interest of one or more of the Members, the Company shall not dissolve so long as one Member remains.

     (h) Notwithstanding that the Company is not then insolvent, the Independent Director shall take into account the interests of the Company's creditors.

     (i) The Members shall amend the provisions specified in this Section 8.7 and Section 12.1 only if the Company provides prior written notice to each of the rating agencies then providing a rating on the Senior Secured Notes.

     8.8 Independent Director. Notwithstanding anything to the contrary in this Agreement, the Independent Director shall have no right to approve or manage any aspect of the Company's business or operations except as expressly set forth in
Section 8.7(e).

                                   ARTICLE IX
                       RIGHTS AND OBLIGATIONS OF MEMBERS

     9.1 Limitation on Liability and Authority. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law. Each Member agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or hold itself out as an agent of the Company, unless such Member is acting expressly within the scope of its authority under this Agreement or an express duly authorized delegation of authority by the Managing Member.

     9.2 No Liability for Company Obligation. No Member will have any liability for any debts or losses of the Company except as provided by law relating to liability for wrongful distributions or pursuant to Section 7.1(d) relating to a Member's Capital Account restoration option.

     9.3 Priority and Return of Capital. Except as is expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses, or distributions. This Section
9.3 shall not apply to any Backup Loans.

                                   ARTICLE X
                           ACCOUNTING AND TAX MATTERS

     10.1 Fiscal Year. The Company's annual accounting period (the "Fiscal Year") shall be the calendar year, unless otherwise approved by the Managing Member or otherwise required by the Code.

     10.2 Books and Records; Audit.

     (a) The Company shall maintain or cause to be maintained separate records and accounts. Such records and accounts shall show a true and accurate record of all operations, costs and expenditures, charges made, credits made and received, and income derived in connection with the operation of the Company in accordance with GAAP consistently applied. Subject to Section 8.7, the Company may cause accountants who are employees of one or more Members to keep the Company's books and records, or the Company may hire third-party accountants to keep the Company's books and records. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly.

     (b) Without limiting the generality of the foregoing, the Company shall keep or cause to be kept the following records at the principal place of business of the Company:

     (i) a current list of the full name and last known address of each Member;

     (ii) a copy of the Certificate of Formation of the Company and all amendments thereto;

     (iii) copies of the Company's federal, state, and local income tax returns and reports, if any, for the six most recent years;

     (iv) copies of written consents of the Managing Member;

     (v) a copy of this Agreement, together with any amendments thereto; and

     (vi) copies of all financial statements of the Company for the three most recent years.

     (c) Each Member shall, at its sole expense, have the right, upon reasonable advance notice to the Managing Member, to examine, copy and audit the Company's books and records during normal business hours.

     10.3 Reports. Within 120 days after the end of each Fiscal Year and 60 days after the end of each of the first three fiscal quarters of each Fiscal Year, the Company shall furnish each Member with a copy of the balance sheet of the Company as of the last day of the applicable period, and a statement of income or loss for the Company for such period, which shall be prepared from the books and records of the Company in accordance with GAAP consistently applied. The Company's year-end annual statements shall be audited by a firm of independent certified public accountants of national standing, unless the Managing Member shall determine that such audit is not required. Such annual financial statements shall also include a statement showing any item of income, deduction, credit, or loss allocable for federal income tax purposes pursuant to the terms of this Agreement. The Members understand that the Company will frequently depend on Ref-Fuel Holdings, its direct and indirect subsidiaries and other Persons that are not under the Company's control to provide timely and accurate information in connection with the preparation of financial, tax, and other reports or information concerning the Company's investments, and that (as a result of matters outside of its control) the Company may be unable to deliver reports and other information within the respective periods required by this
Section 10.3 or 10.4. In such circumstances, the Company shall use its commercially reasonable efforts to provide the required reports or information as soon as reasonably practicable after the specified period, but shall not be deemed to breach this Section 10.3 or 10.4 as a result of such delivery delays.

     10.4 Tax Returns. The Company shall prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, together with any schedules or other information that each Member may require in connection with preparation of such Member's own tax affairs, shall be furnished to the Members within 150 days after the end of each Fiscal Year.

     10.5 Tax Matters Member.

     (a) If the Company is not treated as a "partnership"  within the meaning of
Section 6231(a)(1)(A) of the Code by reason of Section 6231(a)(1)(B)(i) of the Code, the Members shall cause the Company to make and keep in effect an election under Section 6231(a)(1)(B)(ii) of the Code, which election shall be effective beginning with the first taxable year of the Company, to have the provisions of Sections 6221 through 6234 of the Code apply to the Company and its Members. The Managing Member shall serve as the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code (such Member, acting in such capacity, the "Tax Matters Member"). The Tax Matters Member shall not take any action that may be taken by a "tax matters partner" under Sections 6221 through 6234 of the Code unless (i) it has first given the other Members written notice of the contemplated action at least ten Business Days prior to the applicable due date of such action and (ii) it has received the written consent of the Members to such contemplated action. The Tax Matters Member shall not bind any Member to a settlement agreement without first obtaining the written consent of such Member. The Tax Matters Member shall file or cause to be filed the Company's income tax returns on a timely basis.

                  The Tax Matters Member shall, within ten days after the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member. The Tax Matters Member shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall promptly (and in any event within ten days) forward to each other Member copies of all significant written communications it may receive in such capacity.

     (b) The Tax Matters Member shall be indemnified by the Company with respect to any action taken by it in its capacity as Tax Matters Member by applying, mutatis mutandis, the provisions of Section 8.5. The Tax Matters Member shall not charge the Company a fee for its services except as permitted under Section 8.2, but the Company shall reimburse the Tax Matters Member for its reasonable, documented out-of-pocket expenses related to its duties as Tax Matters Member.

     10.6 Bank Accounts. The funds of the Company shall not be commingled with the funds of any Member or any other Person, and the Company shall not employ or permit any other Person to employ such funds in any manner except for the benefit of the Company. Except as otherwise provided in the Note Documents, the bank accounts of the Company shall be maintained in the name of the Company in such banking institutions as are approved by the Managing Member, and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Managing Member may determine.

                                   ARTICLE XI
                            RESTRICTIONS ON TRANSFER

     11.1 Restrictions on Transfers. Restrictions on the transfer of interests in the Company are set forth in the Members Agreement.

     11.2 Substitute Member. Any transferee or other acquirer of a Membership Interest in accordance with the Members Agreement shall automatically become a substitute Member in respect of the Membership Interest transferred upon the execution and delivery of a Joinder Agreement in the form attached hereto as Exhibit C and shall have all powers of such transferring Member in respect of the Membership Interest transferred as are conferred herein, including, without limitation, the power to vote its Membership Interest on any matter on which the vote of the Members is required or permitted. The Company shall not register any Transfer of a Membership Interest or issue any new Membership Interest unless the proposed Transfer or issuance is in compliance with the Members Agreement.

     11.3 Withdrawal of Members. No Member shall have any right to withdraw or resign from the Company, unless such Member transfers its entire Membership Interest to one or more transferees, all of whom have been admitted as substituted Members in accordance with Section 11.2 in which case such Member shall be deemed to have automatically withdrawn from the Company and resigned as a Member.

                                  ARTICLE XII
                           DISSOLUTION AND TERMINATION

     12.1 Dissolution. Subject to Section 8.7, the Company shall be dissolved upon the occurrence of any of the following events:

                  (i) the sale of all or substantially all of the property of the Company;

                  (ii) the written agreement of all Members for the Company to terminate and be dissolved; or

                   (iii) upon the Bankruptcy of a Member, unless the Members owning a majority of the aggregate Ownership Percentages of all Members (excluding the Ownership Percentage of the Member that is the subject of the Bankruptcy) elect to continue the business of the Company within 90 days after such event.

     12.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted or required by the Act. Upon dissolution, the Liquidating Trustee shall file a statement of commencement of winding up pursuant to the Act and publish the notice permitted by the Act.

     12.3 Winding Up, Liquidation and Distribution of Assets.

     (a) Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to this Article XII. The Managing Member shall appoint a Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein. For so long as any Senior Secured Note is outstanding, the Company shall not liquidate without first obtaining the approval of the Indenture Trustee. The Indenture Trustee may continue to exercise all of its rights under the Note Documents until all of the Senior Secured Notes have been paid in full or otherwise completely discharged.

     (b) Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company's assets in kind. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the Fair Market Value of such assets (based upon a single appraisal, in the case of a disagreement, at the expense of the Company). Each Member's Capital Account shall be charged or credited, as the case may be, for the net gain or net loss on the sale of the assets or in the case of an in-kind distribution, any net gain or net loss deemed recognized on such deemed sale, as if such asset had been sold for cash at such Fair Market Value and the net gain or net loss recognized thereby shall be allocated to and among the Members in accordance with Article VII.

     (c) All assets of the Company shall be applied and distributed by the Liquidating Trustee in the following order:

     (i) first, to the creditors of the Company (including any Member who has made a Backup Loan that remains outstanding);

     (ii) second,  to setting up the reserves that the  Liquidating  Trustee may
deem   reasonably   necessary  for  contingent  or  unforeseen   liabilities  or
obligations of the Company; and

     (iii) third, to the Members in accordance with Section 6.1.

     12.4 Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of Delaware in accordance with Section 18-203 of the Act.

     12.5 Return of Contribution; Nonrecourse Against Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member except as expressly provided herein.

                                  ARTICLE XIII
                         REPRESENTATIONS AND WARRANTIES

     13.1 Representations and Warranties. Each Member hereby represents and warrants to the other Members that:

     (a) Such Member is duly organized and validly existing under the laws of the state of its organization and has the requisite power and authority to enter into and carry out the terms of this Agreement;

     (b) All actions required to be taken by such Member to execute and deliver this Agreement and to perform its obligations hereunder as of the date hereof have been duly taken, and no further approval of any board, court, or other body is necessary in order to permit such Member to consummate this Agreement and the transactions contemplated hereby and thereby, and this Agreement has been duly authorized, executed and delivered by such Member, and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms;

     (c) To the. best of such Member's knowledge, there is no action, Proceeding or investigation, pending or threatened (nor any basis therefore) that questions, directly or indirectly, the validity or enforceability of this Agreement as to such Member or that would materially and adversely affect any Project Partnership; and

     (d) Such Member is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     14.1 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, by facsimile transmission, by Federal Express or other reputable overnight courier, or mailed by certified or registered mail, return receipt requested, postage pre-paid, and addressed as follows:

                  if to Highstar or Highstar I:

                  Highstar Renewable Fuels LLC
                  Highstar Renewable Fuels I LLC
                  c/o AIG Global Asset Management Holdings Corp.
                  599 Lexington Avenue, 25th Floor
                  New York, New York  10022
                  Attention:  Michael J. Miller or Marc C. Baliotti
                  Telephone:        (646) 735-0560
                  Facsimile:        (646) 735-0795
                  if to DLJMB:

                  MSW Acquisition LLC
                  c/o DLJ Merchant Banking III, Inc.
                  Eleven Madison Avenue
                  New York, New York  10010-3629
                  Attention:        Ari Benacerraf
                  Telephone:        (212) 538-2255
                  Facsimile:        (646) 935-7190

         or to such other address as may be specified by a party hereto pursuant to notice given by such party in accordance with the provisions of this
         Section 14.1.

     14.2 Entire Agreement. This Agreement and the Members Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings of the parties relating to the subject matter hereof and thereof.

     14.3 Modifications and Waivers. No amendment or other modification of any provision of this Agreement shall be valid or binding unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

     14.4 Separable Provisions. If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder nevertheless shall remain in full force and effect.

     14.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this Section 14.6 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     14.7 Further Assurances. Each of the parties shall execute such agreements, instruments and other documents and take such further actions as may be reasonably required or desirable to carry out the provisions and the transactions contemplated by this Agreement, including but not limited to the execution of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization, and cooperating in obtaining any third party consents and approvals necessary in order to accomplish and give full force and effect to the transactions contemplated hereby.

     14.8 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

     14.9 Third-Party Beneficiaries. The provisions of this Agreement shall only be for the benefit of, and enforceable by, the Company and its Members and shall not inure to the benefit of or be enforceable by any third party.

     14.10 No Partnership Intended for Nontax Purposes; Membership Interests not Securities; No Partnership Intended for Bankruptcy Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act or the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners to one another, or partners as to any third party, for any purpose other than federal, state, local or foreign tax purposes. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation. No Membership Interest shall constitute a security within the meaning of Article 8 or Article 9 of the Uniform Commercial Code as in effect in any state, including the States of Delaware and New Jersey. For purposes of Section 303(b)(3)(A) of the federal Bankruptcy Code, 11 U.S.C. sec. 101 et seq., the Company shall not be treated as a "partnership", nor shall any of the Members be treated as a "general partner" in a "partnership".

     14.11 [Intentionally Omitted].

     14.12 Non-Recourse. Notwithstanding any other provision of this Agreement to the contrary, no Member nor any Person acting on its behalf may assert any claim or cause of action against any controlling Person, officer, director, stockholder, manager, member, partner, agent, employee, or other representative of any other Member in connection with, arising out of, or relating to this Agreement. All duties and liabilities (fiduciary and otherwise) of the Members and their respective Affiliates are restricted to those expressly stated in this Agreement.

     14.13 Amended and Restated LLC Agreement Superceded. This Agreement shall, as of the Effective Date, amend and restate the Amended and Restated LLC
Agreement in its entirety and the rights and obligations of the parties evidenced by the Amended and Restated LLC Agreement shall be evidenced by this Agreement.

     14.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING
COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representative as of the Effective Date.




                                            HIGHSTAR RENEWABLE FUELS LLC



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            HIGHSTAR RENEWABLE FUELS I LLC



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            MSW ACQUISITION LLC



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                           UNITED AMERICAN ENERGY HOLDINGS CORP.



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT A


                 CAPITAL CONTRIBUTIONS AND OWNERSHIP PERCENTAGE
                 ----------------------------------------------



                     Member                              Capital Contribution              Ownership Percentage
                     -----                               --------------------              --------------------
Highstar Renewable Fuels  LLC                                           $150,000.20                             0.10%

Highstar Renewable Fuels I LLC                                       $59,835,079.78                            39.89%

MSW Acquisition LLC                                                  $90,000,120.00                            60.00%

United American Energy Holdings Corp.                                    $15,000.02                             0.01%

                                                                       EXHIBIT B


                                MEMBERS AGREEMENT

See Attached.

                                                                       EXHIBIT C


                                JOINDER AGREEMENT

         This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned (the "Joining Party") in accordance with the Second Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of MSW Energy Holdings LLC (the "Company") dated as of April 30, 2004, among the Company, Highstar Renewable Fuels LLC, Highstar Renewable Fuels I LLC, MSW Acquisition LLC and United American Energy Holdings Corp., as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the LLC Agreement.

         The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and "Member" under the LLC Agreement as of the date hereof and shall have all of the rights and obligations of the Member from whom it has acquired Membership Interest (to the extent permitted by the LLC Agreement) as if it had executed the LLC Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the LLC Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.


Date: _____________ ___, ______

                             [NAME OF JOINING PARTY]


                                 By:
                                    -----------------------------------------
                                      Name:
                                     Title:
                              Address for Notices:




AGREED ON THIS [___] day of [_________], 200[_]:

   MSW ENERGY HOLDINGS LLC


   By:
      ------------------------------
   Name:
   Title:

                                                                      APPENDIX A

                                   DEFINITIONS

         The terms defined in this Appendix A relate, to the extent used therein, to this Agreement (as defined below). Unless otherwise indicated, such terms include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto, and each waiver, approval and consent in respect thereof, as may become effective from time to time, except where otherwise indicated, and shall include all Appendices, Exhibits, Schedules and other attachments thereto and instruments, agreements or other documents incorporated therein. Any term defined in this Appendix A below by reference to any document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document. If any such document is subsequently amended, modified or terminated, the affected parties to any agreement to which this Appendix A is attached shall in good faith select another comparable definition for any term theretofore defined below by reference to such document.

         Unless the context otherwise requires: a reference to any law or governmental regulation includes any amendment, modification or successor thereto; a reference to any Person includes its successors and assigns; accounting terms not otherwise defined have the meanings assigned to them by United States GAAP applied on a consistent basis by the accounting entity to which they refer; unless otherwise indicated, all references to Sections, Articles, other subdivisions, Appendices, Schedules and Exhibits shall mean and refer to the respective Sections, Articles, other subdivisions, Appendices, Schedules and Exhibits in or attached to the agreement or document in which such reference appears; the words "include," "includes" and "including" are not limiting and shall be deemed to be followed by the words "without limitation" whether or not in fact followed by such words or words of like import; and the terms "hereof," "herein," "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

         If, and to the extent that, this Agreement shall be amended, modified or supplemented from time to time, this Appendix A shall be, or be deemed to have been, amended, modified or supplemented concurrently with the execution and delivery of each such amendment, modification or supplement of this Agreement in order to conform the definitions herein and therein to the new or amended, modified or supplemented definitions set forth in or required by each such amendment to this Agreement.

         "Act" means the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Sections 18-101 et seq., as the same may be amended from time to time.

         "Additional Capital Contribution" means such Capital Contribution as may be made by a Member from time to time in accordance with Section 5.2(a) (other than the Capital Contributions of the Members referred to in Section 5.1).

         "Adjusted Capital Account" means, with respect to any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or part thereof, after giving effect to the following adjustments:

     (1) such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to (A) the penultimate sentence of Section 1.704-2(g)(1) of the Regulations, or (B) the penultimate sentence of Section 1.704-2(i)(5) of the Regulations; and

     (ii) such Capital Account shall be deemed to be decreased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         "Affiliate" means with respect to. any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where "control" means power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership or control of more than 50% of the voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

         "Agreement" or "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC dated as of April 30, 2004, as the same may be amended or modified.

         "Amended and Restated LLC Agreement" has the meaning specified in the recitals of this Agreement.

         "ARC Holdings" has the meaning specified in the recitals to this Agreement.

         "Backup Loan" has the meaning specified in the Members Agreement.

         "Bankruptcy" means the events specified in Sections 18-304(a) and (b) of the Act and, in the case of the events specified in Section 18-304(b), upon the passage of the periods specified therein.

         "Bankruptcy Action" means:

     (i) commencing any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

     (ii) instituting proceedings to have the Company adjudicated as bankrupt or insolvent;

     (iii) consenting to the institution of bankruptcy or insolvency proceedings against the Company;

     (iv) filing a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Company of its debts under any federal or state law relating to bankruptcy;

     (v) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its properties; or

     (vi) making any assignment for the benefit of the Company's creditors, except security interests granted pursuant to the Note Documents and the granting of other security interests permitted by the Note Documents.

         "Book Value" means, with respect to any asset of the Company, the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

     (vii) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time of contribution, as agreed to by the Managing Member and the contributing Member;

     (viii) the Book Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values, as determined by the Managing Member, as of the following times:

     (A) the purchase of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

     (B) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for an interest in the Company; and

     (C)  the   liquidation  of  the  Company  within  the  meaning  of  Section
1.704-1(b)(2)(ii)(g) of the Regulations; and

         provided, however, that adjustments pursuant to subclauses (A) and (B) of this clause (ii) shall be made only if the Managing Member determines that those adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

     (ix) the Book Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managing Member; and

     (x) if the Book Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 7.1 (and not the depreciation, amortization, or other cost recovery deductions allowable for federal income tax purposes).

         The foregoing definition of Book Value is intended to comply with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied consistently therewith.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York.

         "Capital Account" means, with respect to any Member, the capital account of that Member established and maintained pursuant to Section 5.6.

     "Capital  Call Date"  means the  Business  Day  specified  by the  Managing
Member.

         "Capital Contribution" means the amount of money and the initial Book Value of other property contributed by a Member to the Company (including the amount of any Backup Loan(s) made by that Member that have been converted into Preferred Interests as described in the Members Agreement).

         "Claim" means any demand, demand letter, claim, action, notice of noncompliance or violation, or other proceeding.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Common Capital Account" means, with respect to any Member, that Member's Capital Account minus that Member's Unpaid Preferred Contribution.

         "Common Interest" or "Common Interests" has the meaning specified in the Members Agreement.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Company Letter of Credit" has the meaning specified in the Members Agreement.

         "Company Minimum Gain" means partnership minimum gain (as that term is defined in Section 1.704-2(b)(2) of the Regulations) with respect to the Company.

         "Depreciation" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or part thereof, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such beginning adjusted tax basis. If such asset has a zero beginning adjusted tax basis or if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof is zero, the Depreciation shall be determined under a method reasonably selected by the Managing Member.

         "Distributable Cash" means, with respect to any period, all cash (i) derived by the Company from normal business operations, (ii) received by the Company as proceeds from any Company or any Company Subsidiary financing, refinancing or other extraordinary event (including cash received from the sale of all or substantially all the Company's or any of the Company's Subsidiaries' property, but excluding Capital Contributions), other than cash received by the Company as the result of any Backup Loan, or (iii) withdrawn from the Company reserves during such period, minus (w) all expenses (other than depreciation and other similar noncash expenses) incurred incident to the normal operation of the Company's business, (x) all capital expenditures made by the Company during such period, (y) all payments of principal and interest made by the Company during such period with respect to the Company's and the Company's Subsidiaries' loans, excluding Backup Loans except as provided in the Members Agreement, and (z) all amounts set aside during such period for the creation of or addition to such reserves as the Managing Member deems necessary for the reasonable needs and prudent operation of the Company's business, or as the appropriate managing body deems necessary for the reasonable needs of any of the Company's Subsidiaries' business.

         "DLJMB" has the meaning specified in the preamble to this Agreement.

         "Dollars" and the "$" symbol mean currency of the United States of America.

         "Duke" has the meaning specified in the recitals to this Agreement.

         "Duke/UAE Ownership Interest" means the Ref-Fuel Holdings Ownership Interest.

         "Effective Date" has the meaning specified in the preamble to this Agreement.

         "Equity Contribution Agreement" means the Equity Contribution Agreement, dated as of April 30, 2001, among Duke Capital Corporation, United American Energy Corp., Duke/UAE Ref-Fuel LLC and Duke/UAE Holdings LLC (now known as American Ref-Fuel Company LLC), as amended.

         "Equity Purchase Agreement" has the meaning specified in the recitals to this Agreement.

         "Erie" has the meaning specified in the recitals to this Agreement.

         "Essex Side Agreement" means the Agreement, dated as of June 30, 2003, between the Company and Duke Capital Corporation.

         "Facilities" has the meaning specified in Section 3.1.

         "Fair Market Value" means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm's length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, but taking into account discounts for minority interests, restrictions on transfer, lack of marketability, and other similar factors typically considered in valuing securities in a privately held enterprise. In determining the Fair Market Value of any Member's Membership Interest, the value shall be determined assuming that the Company is an ongoing business enterprise. Fair Market Value of a Member's Membership Interest shall be determined in the following order of descending priority:

     (a) by agreement of the buyer and seller;

     (b) if the buyer and seller shall not agree upon a value pursuant to subsection (a) above within 10 days in advance of the date the Fair Market Value is required to be determined, by a qualified appraiser selected by mutual agreement of the buyer and seller; or

     (c) if the buyer and seller shall not agree upon a qualified appraiser within 15 days after the date the Fair Market Value is required to be determined, by taking the arithmetic average of the value assigned by three qualified appraisers, one selected by the buyer and the other selected by the seller (or all Persons whose interests are aligned in respect of such determination), and the third selected by agreement of the two appraisers so selected; provided, however, that, if the -------- ------- appraised value assigned by any appraiser selected by the buyer or the seller shall be less than 90% or more than 110% of the appraised value assigned by the third appraiser, then such first value shall, for purposes of this subsection (c) be increased to 90% or decreased to 110%, as applicable, of the appraised value assigned by such third appraiser. If either the buyer or the seller shall fail to appoint an appraiser pursuant to this subsection (c) within 15 days after the date the Fair Market Value determination is required, then the appraiser, if any, appointed by the other Person shall make the determination of Fair Market Value.

         If the Fair Market Value is determined by an appraiser selected by mutual agreement, the seller shall pay the cost of the appraiser. If the Fair Market Value is determined by the average of three appraisals, the seller shall pay the costs of the appraiser selected by the seller and the appraiser selected by the other two appraisers, and the buyer shall pay the cost of the appraiser selected by it.

     "Finance Co." means MSW Energy Finance Co., Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

         "Fiscal Year" means the annual accounting period specified in Section 10.1.

         "Foreign Utility Company" is any entity which satisfies the requirements of the Securities and Exchange Commission for designation as a "Foreign Utility Company."

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "Highstar" has the meaning specified in the preamble to this Agreement.

         "Highstar I" has the meaning specified in the preamble to this Agreement.

         "Hudson" has the meaning specified in the recitals to this Agreement.

         "Indemnitee" has the meaning specified in Section 8.5(a).

         "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, in its capacity as the indenture trustee, pursuant to the Indenture, to be dated as of June 25, 2003, among the Company, Finance Co., Hudson and Wells Fargo Bank Minnesota, National Association, as trustee.

         "Independent Director" means an individual who: (i) is not and has not been employed by the Company or any of its Affiliates as a director, officer or employee (other than in the capacity of an Independent Director) within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not affiliated with a significant customer or supplier of the Company or any of its Affiliates; (iii) is not affiliated with a company of which the Company or any of its Affiliates is a significant customer or supplier; (iv) does not have significant personal service contract(s) with the Company or any of its Affiliates; (v) is not affiliated with a tax-exempt entity that received significant contributions from the Company or any of its Affiliates; (vi) is not a beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as Independent Director, of more than 5% of the outstanding Membership Interests; and (vii) is not a spouse, parent, sibling or child of any person described by (i) through (vi). An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is an employee of Entity Services Group, LLC and Entity Services Group, LLC provides services on behalf of the Company or its Affiliates as a registered agent in Delaware or elsewhere or other services in the ordinary course of business.

         "Initial Closing Date" has the meaning specified in the Equity Purchase Agreement.

         "Liquidating Trustee" means the Person appointed by the Managing Member to act in the capacity provided in Article XII.

         "LLC QF" means a "qualifying small power producer" or "qualifying cogenerator" (in each case within the meaning of PURPA) in which the Company holds, directly or indirectly, an equity interest.

         "Managing Member" has the meaning specified in the preamble to this Agreement.

         "Member" means each of the Persons that are parties to this Agreement, and any other Person that hereafter becomes a Member in accordance with Section 11.2.

         "Members Agreement" means the Members Agreement dated as of April 30, 2004, among Highstar, DLJMB and the Managing Member, a copy of which is attached hereto as Exhibit B, as the same may be amended from time to time.

         "Membership Interest" means a Member's entire interest in the Company.

         "Note Documents" means the Purchase Agreement, dated as of June 11, 2003, among the Company, Finance Co. and Credit Suisse First Boston LLC and the Note Documents (as defined in the Indenture, dated as of June 25, 2003, among the Company, Finance Co., Hudson and Wells Fargo Bank Minnesota, National Association, as trustee), and all other orders, directions, requests, receipts, certificates, or other agreements, instruments, papers and documents entered into in connection with or contemplated by any of the Note Documents.

         "Ownership Percentage" means, in respect of any Member, the percentage set forth opposite such Member's name on Exhibit A to this Agreement, as such exhibit may be amended from time to time.

         "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Preferred Contribution" means, with respect to any Member, the principal and accrued and unpaid interest amounts of any Backup Loan(s) made by that Member that have been converted into Preferred Interests as described in the Members Agreement.

         "Preferred Interests" means that portion of the Membership Interests of any Member hereunder issued with respect to the amount of any Backup Loan(s) made by that Member that have been converted into Preferred Interests as described in the Members Agreement. Preferred Interests shall not be convertible into Common Interests and shall have no voting rights other than those provided to a class of Membership Interests under the Act.

         "Preferred Return" means, with respect to any Member, a cumulative return equal to 25% per annum on that Member's Unpaid Preferred Contribution, with any Unpaid Preferred Return to be compounded annually on the last day of each Fiscal Year for purposes of computing the Preferred Return in subsequent Fiscal Years. The Preferred Return shall accrue daily and shall be computed on the basis of a 365 or 366-day year, as the case may be.

         "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof.

         "Profits" and "Losses" means, for each Fiscal Year or part thereof, the taxable income or loss of the Company for such Fiscal Year or part thereof determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (xi) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits shall be added to such taxable income or tax loss;

     (xii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

     (xiii) Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss;

     (xiv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property;

     (xv) if the Book Value of any Company asset is adjusted in accordance with clauses (ii) or (iii) of the definition of "Book Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

     (xvi) such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof allocated pursuant to
Section 7.1(c).

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Article VII shall be determined by applying rules analogous to those set forth in clauses
         (i) through (vi) above.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Purchased Project Partnerships" has the meaning specified in the recitals to this Agreement.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

         "Ref-Fuel Holdings" has the meaning specified in the recitals to this Agreement.

         "Ref-Fuel Holdings Ownership Interest" has the meaning specified in
Section 3.1.

         "Regulations" means the Federal Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning specified in Section
7.1(c)(v).

         "Senior Secured Notes" means the Two Hundred Million Dollar ($200,000,000) original principal amount 8 1/2% Senior Secured Notes Due 2010 issued by the Company and Finance Co.

         "Stockholders Agreement" has the meaning specified in the Members Agreement.

         "Subsidiary" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, and through greater than 50% equity ownership, controls or is controlled by, or is under common control with the Person specified.

         "Tax Matters Member" has the meaning specified in Section 10.5(a).

         "Tax Distribution" has the meaning specified in Section 6.5.

         "Tender" means a full and unconditional offer to make a required Additional Capital Contribution in accordance with the terms and conditions of
Section 5.2(a), and the verbs Tender and Tendered shall have correlative meanings.

         "Transfer" has the meaning specified in the Members Agreement.

         "Unallocated Preferred Return" means, with respect to any Member, that Member's Preferred Return minus the cumulative aggregate amount allocated to that Member under Section 7.1(a)(ii).

         "Unpaid Preferred Contribution" means, with respect to any Member, that Member's Preferred Contribution minus the cumulative aggregate amount distributed to that Member under Section 6.1(b).

         "Unpaid Preferred Return" means, with respect to any Member, that Member's Preferred Return minus the cumulative aggregate amount distributed to that Member under Section 6.1(a).